UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2022

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2022, Team, Inc., a Delaware corporation (the “Company”), held its 2022 Annual Meeting of Shareholders (“Annual Meeting”). As of April 22, 2022, the record date for the Annual Meeting, 43,121,579 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The following six proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2022, were before the Annual Meeting: (1) the election of directors of the Company; (2) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.30 per share (“Common Stock”) of the Company; (3) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the issued and outstanding shares of Common Stock; (4) ratification of the Company’s Section 382 Rights Agreement, dated as of February 2, 2022, by and between the Company and Computershare Trust Company, N.A; (5) ratification of the Appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022; and (6) the advisory vote on the compensation of the Named Executive Officers of the Company.

At the Annual Meeting, the nominees for election as directors set forth in Proposal 1 were each re-elected and Proposals two through six were each approved. The voting results were as follows:

Proposal #1 - Election of two (2) nominees named in the Proxy Statement as Class I directors to serve a one (1) year term, two (2) nominees named in the Proxy Statement as Class II directors to serve a two (2) year term, and two (2) nominees named in the Proxy Statement as Class III directors to serve a three-year term

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony R. Horton (Class I)	21,053,091	369,124	6,714,694
Evan S. Lederman (Class I)	21,103,365	318,850	6,714,694
Michael J. Caliel (Class II)	21,060,038	362,177	6,714,694
Edward J. Stenger (Class II)	21,064,338	357,877	6,714,694
J. Michael Anderson (Class III)	21,020,619	401,596	6,714,694
Jeffery G. Davis (Class III)	18,777,258	2,644,957	6,714,694

Proposal #2 - Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares Common Stock of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,014,840	1,942,934	179,135	—

Proposal #3 - Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock, and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,117,751	1,947,433	71,725	—

Proposal #4 - Ratification of the Company’s Section 382 Rights Agreement, dated as of February 2, 2022, by and between the Company and Computershare Trust Company, N.A

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,966,690	303,915	151,610	6,714,694

Proposal #5 - Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,743,298	103,041	290,570	—

Proposal #6 - Advisory Vote on the Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,568,539	3,559,074	294,602	6,714,694

Exhibit number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary
Dated: June 6, 2022